Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Astea International Inc. and Subsidiaries
Horsham, Pennsylvania

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2002 relating to the consolidated financial statements of Astea International Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN LLP


Philadelphia, Pa.
June 12, 2002